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                                                                   EX-99.(d)(4)

                                  SCHEDULE A

                  PEREGRINE INVESTMENT SUB-ADVISORY AGREEMENT

                                 FEE AGREEMENT
                            WELLS FARGO FUNDS TRUST

   This fee agreement is made as of the 27th day of November, 2001, by and between Wells Fargo Funds Management, LLC (the "Adviser") and Peregrine Capital Management, Inc. (the "Sub-Adviser") and

   WHEREAS, the parties and Wells Fargo Funds Trust (the "Trust") have entered into an Investment Sub-Advisory Agreement ("Sub-Advisory Agreement") whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Appendix A to the Sub-Advisory Agreement (each a "Fund" and collectively the "Funds").

   WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

   NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying the following annual rates per Fund:

                                                                 Sub-Advisory
    Name of Fund                                     Breakpoints     Rate
    ------------                                     ----------  ------------
    Large Company Growth Fund/1/                     First   25M     0.56%
                                                     Next    25M     0.45%
                                                     Next   225M    0.375%
                                                     Over   275M    0.225%
    Small Company Growth Fund                        First   50M     0.90%
                                                     Next   130M     0.75%
                                                     Next   160M     0.65%
                                                     Next   345M     0.50%
                                                     Next    50M     0.52%
                                                     Over   735M     0.55%
    Small Company Value Fund                         First  175M     0.50%
                                                     Over   175M     0.75%

Additionally, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying the following annual rates per Fund for assets formerly invested in the following Portfolios:
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/1/  On May 9, 2007 the Board of Trustees approved the following sub-advisory rate changes to the Large Company Growth Fund, effective June 1, 2007:
     First 25M 0.55%, Next 25M 0.45%, Next 100M 0.40%, Next 125M 0.35, Over
     275M 0.225%.


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                                                                Sub-Advisory
   Name of Fund                                     Breakpoints     Rate
   ------------                                     ----------- ------------
   Large Company Growth Portfolio/2/                First  25M      0.56%
                                                    Next   25M      0.45%
                                                    Next  225M     0.375%
                                                    Over  275M     0.225%

   Small Company Growth Portfolio                   First  50M      0.90%
                                                    Next  130M      0.75%
                                                    Next  160M      0.65%
                                                    Next  345M      0.50%
                                                    Next   50M      0.52%
                                                    Over  735M      0.55%

   Small Company Value Portfolio                    First 175M      0.50%
                                                    Over  175M      0.75%

   No fee, shall be payable hereunder with respect to a Fund during any period in which the Fund invests all (or substantially all) of its investment assets in a registered, open-end, management investment company, or separate series thereof, in accordance with and reliance upon Section 12(d)(1)(E) under the 1940 Act ("Dormant Provision").

   If the Sub-Adviser shall provide management and other services for less than the whole of a month, or if the Sub-Adviser shall become entitled to received fees by reason of a Fund not investing in accordance with the Dormant Provision for less than the whole of a month, the foregoing compensation shall be prorated based on the number of days in the month that such Sub-Adviser provided such services to the Fund or was entitled to fees.

   The net assets under management against which the foregoing fees are to be applied are the net assets as of the last day of the month. If this fee agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this agreement is in effect shall be subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month. During any period when the determination of net asset value is suspended, the net asset value for the last day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of the month.
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/2/  On May 9, 2007 the Board of Trustees approved the following sub-advisory rate changes to the Large Company Growth Portfolio, effective June 1, 2007: First 25M 0.55%, Next 25M 0.45%, Next 100M 0.40%, Next 125M 0.35,
     Over 275M 0.225%.


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   The foregoing fee schedule is agreed to as of May 9, 2007 and shall remain in effect until changed in writing by the parties.

                                         WELLS FARGO FUNDS MANAGEMENT, LLC

                                         By: /s/ Andrew Owen
                                             ----------------------------------
                                             Andrew Owen
                                             Executive Vice President

                                         PEREGRINE CAPITAL MANAGEMENT, INC.

                                         By: /s/ Robert B. Mersky
                                             ----------------------------------
                                             Robert B. Mersky
                                             President

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